Exhibit 4.3

CST BRANDS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Effective June 9, 2016

CST BRANDS, INC.
EMPLOYEE STOCK PURCHASE PLAN
Table of Contents

ARTICLE I	PURPOSE AND TERM........................................................................................................4

SECTION 1.1	PURPOSE..................................................................................................4

SECTION 1.2	TERM OF PLAN.......................................................................................4

ARTICLE II	DEFINITIONS.......................................................................................................................5

SECTION 2.1	DEFINITIONS..........................................................................................5

SECTION 2.2	CONSTRUCTION....................................................................................7

ARTICLE III	ELIGIBILITY AND PARTICIPATION..............................................................................8

SECTION 3.1	ELIGIBILITY............................................................................................8

SECTION 3.2	PARTICIPATION.......................................................................................8

SECTION 3.3	TERMINATION OF EMPLOYMENT OR LOSS OF ELIGIBILITY......8

SECTION 3.4	VOLUNTARY WITHDRAWAL FROM PLAN.......................................8

ARTICLE IV	PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS......................................9

SECTION 4.1	PAYROLL DEDUCTIONS.......................................................................9

SECTION 4.2	PARTICIPANT ACCOUNTS....................................................................9

ARTICLE V	GRANT OF PURCHASE RIGHT.....................................................................................10

SECTION 5.1	GENERAL...............................................................................................10

SECTION 5.2	TERM OF PURCHASE RIGHT.............................................................10

SECTION 5.3	NUMBER OF SHARES SUBJECT TO A PURCHASE RIGHT...........10

SECTION 5.4	LIMITATION UNDER CODE SECTION 423(B)(8).............................10

SECTION 5.5	NO ASSIGNMENT.................................................................................10

SECTION 5.6	RIGHTS AS SHAREHOLDER AND EMPLOYEE...............................10

SECTION 5.7	NOTICES................................................................................................10

ARTICLE VI	EXERCISE OF PURCHASE RIGHT...............................................................................11

SECTION 6.1	EXERCISE OF PURCHASE RIGHT.....................................................11

SECTION 6.2	OVERSUBSCRIPTION..........................................................................11

SECTION 6.3	DELIVERY OF STOCK..........................................................................11

SECTION 6.4	TAX WITHHOLDING............................................................................11

SECTION 6.5	EXPIRATION OF PURCHASE RIGHT.................................................11

SECTION 6.6	REPORTS TO PARTICIPANTS..............................................................11

SECTION 6.7	NOTIFICATION OF SALE OF SHARES..............................................11

ARTICLE VII	STOCK SUBJECT TO THE PLAN..................................................................................13

SECTION 7.1	STOCK SUBJECT TO THE PLAN........................................................13

SECTION 7.2	LEGENDS...............................................................................................13

SECTION 7.3	SECURITIES LAWS...............................................................................13

ARTICLE VIII	RECAPITALIZATION, REORGANIZATION AND CHANGE OF CONTROL........14

SECTION 8.1	ADJUSTMENTS FOR CHANGES IN STOCK.....................................14

SECTION 8.2	CHANGE OF CONTROL.......................................................................14

CST BRANDS, INC.
EMPLOYEE STOCK PURCHASE PLAN
Table of Contents

ARTICLE IX	PLAN ADMINISTRATION...............................................................................................15

SECTION 9.1	ADMINISTRATION BY THE BOARD.................................................15

SECTION 9.2	AUTHORITY OF OFFICERS................................................................15

SECTION 9.3	POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY..............................................................................................15

ARTICLE X	INDEMNIFICATION.........................................................................................................16

SECTION 10.1	INDEMNIFICATION..............................................................................16

ARTICLE XI	PLAN AMENDMENT OR TERMINATION...................................................................17

SECTION 11.1	TERMINATION......................................................................................17

SECTION 11.2	AMENDMENT........................................................................................17

SECTION 11.3	EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS............17

CST BRANDS, INC.
EMPLOYEE STOCK PURCHASE PLAN
SECTION 1
PURPOSE AND TERM

1.1	Purpose.
The purpose of the CST Brands, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide an incentive for Eligible Employees to devote their best efforts to the success of CST Brands, Inc. (the “Company”), and to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its common stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 (including any amendments or replacements of such section), and all provisions of the Plan shall be construed in a manner consistent with the requirements of that Code Section.

1.2	Term of Plan.
The Plan shall continue in effect until the earlier of (a) its termination by the Board, or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued.

SECTION 2
DEFINITIONS

2.1	Definitions.
Any term not expressly defined in the Plan shall have the same definition as set forth in Code Section 423. Whenever the following words and phrases are used in the Plan, they shall have the respective meanings set forth below:

(a)	“Act” means the Securities Exchange Act of 1934, as amended from time to time.

(b)
“Administrator” means each individual or committee designated by the Company to assist with day-to-day operation and administration of this Plan. The Administrator shall also include any third party vendor hired by the Company to assist with the day-to-day operation and administration of this Plan.

(c)	“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d)	“Change of Control” shall be deemed to occur upon the earliest to occur after the date of this Plan of any of the effective dates of any following events:
(i)    Acquisition of Stock by Third Party. Any person is or becomes the beneficial owner (as such term is defined in Rule 13d-3(d) promulgated under the Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding shares of capital stock;
(ii)    Change in Board. During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of Company (the “Board”), and any new director (other than a director designated by a person who has effected a transaction described in subparagraph (i) of this definition without the consent of the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;
(iii)    Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than a majority of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation which such shares give the holder(s) thereof the power to elect at least a majority of the board or other governing body of such surviving entity;
(iv)    Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(v)    Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Act, whether or not the Company is then subject to such reporting requirement.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f)
“Committee” means the Compensation Committee of the Company’s Board of Directors, or another committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board as described in Section 9. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(g)	“Company” means CST Brands, Inc. and any present or future parent corporation of the Company (as defined in Code Section 424(e).

(h)
“Compensation” means, with respect to each payroll period in any Offering Period, the actual wages or salary paid to a Participant for services actually rendered at the Participant’s base rate of pay prior to any salary reductions, annual bonus and overtime; provided, however, that Compensation for purposes of this Plan does not include any other extra pay such as holiday, premiums, other bonuses, or living or other allowances.

(i)	“Effective Date” means January 1, 2016, subject to stockholder approval as provided in Section 11.3 hereof.

(j)
“Eligible Employee” means an individual who, on the Offering Date, has been an Employee of a Participating Company for at least six (6) months; provided, however, that any Employee who, immediately after the grant of a Purchase Right hereunder, would own (within the meaning of Code Section 424(d)) Common Stock (including stock that such employee may purchase under outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of a Subsidiary, shall be ineligible to participate in the Plan.

(k)
“Employee” means a person treated as an employee of a Participating Company for purposes of Code Section 423. For purposes of this Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the company employing the employee ceasing to be a Participating Company. For purposes of the Plan, an individual shall not cease to be an Employee while such individual is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence of one hundred and eighty (180) days or less approved by the Company. In the event an individual’s leave of absence exceeds one hundred and eighty (180) days, the individual shall cease to be an Employee on the one hundred and eighty-first (181st) day of such leave unless the individual’s right to reemployment with the Company is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(l)
“Enrollment Period” means the period commencing not later than on December 1 and June 1 and ending not earlier than December 10 and June 10 preceding the Offering Periods commencing on January 1 and July 1, respectively, provided that not Enrollment Period shall extend beyond the start of any Offering Period.

(m)
“Fair Market Value” of a share of Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange on the pertinent date, or in the absence of reported sales on such day, then on the next following day for which sales were reported.

(n)	“Offering” means the Company’s grant of a Purchase Right as described in Section 5.

(o)	“Offering Date” means the first business day of each Offering Period.

(p)	“Offering Period” means the consecutive six (6) month period commencing each January 1 and July 1 or such other period as may be established by the Board in its sole discretion.

(q)
“Participant” means an Eligible Employee who has elected to participate in the Plan for an Offering Period by enrolling in the Plan for such Offering Period in accordance with procedures established by the Administrator as described in Section 3.2.

(r)
“Participating Company” means the Company and any Subsidiary designated by the Board, in its sole and absolute discretion, as a company that may offer participation in the Plan to its Eligible Employees. The Board shall have the sole and absolute discretion to determine from time to time when and if the Company or a Subsidiary shall be classified as a Participating Company.

(s)	“Plan” means the CST Brands, Inc. Employee Stock Purchase Plan.

(t)	“Purchase Date” means the last business day of each Purchase Period.

(u)
“Purchase Period” means the consecutive six (6) month periods commencing on the first day of January and July coincident with each Offering Period, or such other period as may be established by the Board in its sole discretion.

(v)
“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as established from time to time by the Board. For the first Offering Period and all subsequent Offering Periods unless otherwise established by the Board, the “Purchase Price” shall mean 85% of the Fair Market Value of a share of Stock on the Offering Date or the Purchase Date, whichever is lower.

(w)
“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase shares of stock as provided in Section 5, which the Participant may or may not exercise during the Offering Period.

(x)	“Stock” means the common stock, par value $0.01 per share, of the Company, as adjusted from time to time in accordance with Section 8.1.

(y)	“Subsidiary” means a present or future “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.2	Construction.
Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3
ELIGIBILITY AND PARTICIPATION

3.1	Eligibility.
An Employee may elect to participate in the Plan as of the first Offering Date on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Section 3.2.

3.2	Participation.

(a)
Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Administrator prior to the applicable Enrollment Date. An Eligible Employee who does not timely submit a properly completed enrollment agreement to the Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed enrollment agreement to the Administrator during the Enrollment Period for any future Offering Period.

(b)	A Participant may deliver to the Administrator a new enrollment agreement for each Offering Period in accordance with the procedures established in Section 4.

(c)
Subject to the limitation set forth in Section 5.3, a Participant who (i) has elected to participate in the Plan pursuant to Subsection (a) for an Offering Period, and (ii) takes no action to change or revoke such election (in accordance with such procedures as established by the Company) as of the first day of the next following Offering Period, shall be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for each subsequent Offering Period. A Participant who is automatically enrolled in the Plan for an Offering Period pursuant to the preceding sentence shall not be required to deliver an additional enrollment agreement to the Administrator for the subsequent Offering Period.

3.3	Termination of Employment or Loss of Eligibility.

(a)
In the event that the employment of a Participant is terminated, prior to a Purchase Date, for any reason, including retirement, disability or death, or in the event a Participant is no longer an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately and thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization shall terminate. Payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative. Interest shall not be paid on payroll deductions returned unless otherwise required under applicable law. Further, all of the Participant’s rights under the Plan shall terminate.

(b)
A Participant whose participation in the Plan has been terminated may become eligible to participate in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2.

3.4	Voluntary Withdrawal from Plan.
A Participant may withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of Stock by submitting a withdrawal election to the Administrator in accordance with such procedures as established by the Company, provided such withdrawal election is submitted to the Administrator on or before the first day of the calendar month immediately preceding the applicable Purchase Date. A Participant who withdraws the balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Stock in any other Offering under the Plan. A Participant who withdraws from the Plan shall be prohibited from resuming participation in the Plan for the same Offering Period, but may participate in any subsequent Offering Period by satisfying Sections 3.1 and 3.2. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

SECTION 4
PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS

4.1	Payroll Deductions.

(a)
Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from a Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted.

(b)
An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the enrollment agreement a United States Dollar amount of not less than $10 or more than $1,250 for each bi-weekly pay period, as appropriately adjusted for a weekly or monthly pay schedule, not to exceed fifteen percent (15%) of his or her Compensation to be deducted each pay period during the Offering Period and paid into the Plan for his or her account; provided, however, the maximum payroll deductions for each Offering Period shall be US$15,000. Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

(c)
Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to be deducted each pay day through the end of the Offering Period, unless as otherwise provided herein.

(d)	Interest shall not be paid on a Participant’s payroll deductions and paid into the Plan.

(e)	A Participant may elect to withdraw his or her payroll deductions pursuant to Section 3.4.

(f)	A Participant may not elect to elect to increase or decrease the rate of payroll deductions during an Offering Period.

(g)
The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable pursuant to the limitation described in Section 5.3. If the Company suspends a Participant’s payroll deductions under this provision, the Participant may participate in future Offering Periods by satisfying the requirements of Sections 3.1 and 3.2

4.2	Participant Accounts.
Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant may be used by the Company for any corporate purpose.

SECTION 5
GRANT OF PURCHASE RIGHT

5.1	General.
On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423.

5.2	Term of Purchase Right.
Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

5.3	Number of Shares Subject to a Purchase Right.
On each Offering Date, each Participant automatically shall be granted a Purchase Right consisting of an option to purchase the number of whole shares of Stock determined by dividing Twenty-Five Thousand U.S. Dollars (US$25,000) by the Fair Market Value of a share of Stock on such Offering Date, reduced by the aggregate purchase price of any Stock purchased during any Offering Period(s) which occurred during the same calendar year.

5.4	Limitation under Code Section 423(b)(8).
Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted a Purchase Right under the Plan to the extent that it permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Code Section 423, exceeds twenty-five thousand dollars ($25,000) in Fair Market Value of Stock (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable following the next Offering Date.

5.5	No Assignment.
A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan.

5.6	Rights As Shareholder And Employee.
With respect to shares of Stock subject to an Offering, a Participant shall not be deemed to be a stockholder and shall not have any rights or privileges of a stockholder by virtue of the Participant’s participation in the Plan until such Purchase Right has been exercised and the certificate for the shares purchased pursuant to the exercise has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.1. Nothing herein shall confer upon a Participant any right to continue in the employ of a Participating Company, or interfere in any way with any right of a Participating Company to terminate the Participant’s employment at any time, except as otherwise provided under applicable law.

5.7	Notices.
All notices or other communications by a Participant to the Board, the Committee and/or Company under or in connection with the Plan shall be deemed to have been duly given when received by the Administrator.

SECTION 6
EXERCISE OF PURCHASE RIGHT

6.1	Exercise of Purchase Right.
The Purchase Right for each Participant shall be automatically exercised on each Purchase Date and such Participant shall automatically acquire the number of whole shares of Stock determined by dividing (i) the total amount of the Participant’s payroll deductions accumulated in his or her Plan account during the Purchase Period, by (ii) the Purchase Price, to the extent the issuance of Stock to such Participant upon such exercise is lawful. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right, as determined under Section 5.3 above. Any cash balance remaining in a Participant’s Plan account following any Offering Period shall be refunded to the Participant as soon as practicable after such Offering Period ends.

6.2	Oversubscription.
In the event, with respect to any Offering hereunder, that the number of shares of Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 7.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

6.3	Delivery of Stock.
As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of one or more certificates representing the shares of Stock acquired by the Participant on such Purchase Date; provided, however, that the Company may deliver such shares electronically to a broker that holds such shares in street name for the benefit of the Participant.

6.4	Tax Withholding.
At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state and local tax withholding obligations of the Participating Company that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Participating Company may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations.

6.5	Expiration of Purchase Right.
Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period.

6.6	Reports to Participants.
Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant pursuant to Section 6.1. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

6.7	Notification of Sale of Shares.
Each Participant shall give the Company and/or the Administrator prompt notice of any disposition of Stock acquired pursuant to the Purchase Rights granted under the Plan in accordance with such procedures as may be established by the Company. The

Company may require that until such time as a Participant disposes of Stock acquired pursuant to Purchase Rights granted under the Plan, the Participant shall hold all such shares in the Participant’s name until the lapse of the time periods with respect to such Purchase Rights. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

SECTION 7
STOCK SUBJECT TO THE PLAN

7.1	Stock Subject to the Plan.
The maximum aggregate number of shares of Stock that may be issued under the Plan shall be Four Million (4,000,000), subject to adjustment in accordance with Section 8. Shares of Stock issued under the Plan shall consist of authorized but unissued shares, reacquired shares, including in the open market, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled without having been exercised in full or for any reason is no longer exercisable in full or in part, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

7.2	Legends.
The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

7.3	Securities Laws.
The Company shall not be obligated to issue any Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (i) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Board deems applicable, and (ii) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares. Further, all stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state or local law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 8
RECAPITALIZATION, REORGANIZATION AND CHANGE OF CONTROL

8.1	Adjustments for Changes in Stock.
In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares which are of the same class as the shares of Stock that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change of Control as described in Section 8.2) shares of another corporation, the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for new shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Any fractional share resulting from an adjustment pursuant to this Section 8.1 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 8.1 shall be final, binding and conclusive.

8.2	Change of Control.
In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Company”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change of Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control.

SECTION 9
PLAN ADMINISTRATION

9.1	Administration by the Board.
The Plan shall be administered by the Board. All questions of interpretation of the Plan, any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Board may assign any of its administrative tasks set forth herein to the Company, except that the Board may not delegate the task of designating Participating Companies, or its authority to make adjustments pursuant to Section 8.1. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

9.2	Authority of Officers.
Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

9.3	Policies and Procedures Established by the Company.
The Company may, from time to time, consistent with the Plan and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (iv) a supplemental payment or payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing an enrollment agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Code Section 423, (v) establishing sub-plans (“Non-Statutory Plans”) that permit the granting of stock purchase rights that are not intended to satisfy the requirements of Section 423 of the Code,, and (vi) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. Furthermore, the authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company. To the extent any changes approved by the Administrator would jeopardize the tax- qualified status of the Statutory Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-Statutory Plan or Non-Statutory Plans instead of the Statutory Plan.

SECTION 10
INDEMNIFICATION

10.1	Indemnification.
In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of a Participating Company, members of the Board and any officers or employees of a Participating Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

SECTION 11
PLAN AMENDMENT OR TERMINATION

11.1	Termination.
The Board may at any time terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan.

11.2	Amendment.
The Board may make such modification or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Code Section 423 or to obtain qualification or registration of the shares of Stock under applicable federal, state or local laws).
An amendment must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if (i) such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or (ii) would change the definition of the corporations or companies that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan, the Board, in its sole discretion, may specify that any such additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

11.3	Effective Date and Approval of Stockholders.
The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Notwithstanding the foregoing, an Offering Period can commence after Board approval but prior to stockholder approval; provided that options granted under such Offering Period shall be contingent on receipt of stockholder approval and if stockholder approval is not obtained, all employee contributions for such Offering Period shall be promptly refunded and no shares of Common Stock may be issued under the Plan.